Exhibit 10.1

December 17, 2019

Dear John,

Akerna Corp. (the “Company”) is pleased to offer you an at-will employment position in our organization. We are excited about the potential that you bring to our company.

Your job title will be Chief Financial Officer. You will initially manage the Finance and Accounting departments. You will report directly to Jessica Billingsley, Chief Executive Officer (“CEO”).

Although subject to change based on management decisions, your tasks will include but are not limited to:

Although subject to change based on management decisions, your tasks will include but are not limited to:

Planning:

●	Assist in formulating the company's future direction and supporting tactical initiatives
●	Monitor and direct the implementation of strategic business plans
●	Develop financial and tax strategies
●	Manage the capital request and budgeting processes
●	Develop performance measures that support the company's strategic direction

Operations:

●	Participate in key decisions as a member of the executive management team
●	Maintain in-depth relations with all members of the management team
●	Manage the accounting, investor relations, legal, and tax functions of the company
●	Manage any third parties to which accounting, or finance functions have been outsourced
●	Oversee the company's transaction processing systems
●	Implement operational best practices
●	Oversee employee benefit plans, with particular emphasis on maximizing a cost-effective benefits package
●	Supervise acquisition, due diligence, and negotiate acquisitions

Financial Information:

●	Oversee the issuance of financial information
●	Personally review and approve all Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission
●	Report financial results to the board of directors

Risk Management:

●	Understand and mitigate key elements of the company's risk profile
●	Monitor all open legal issues involving the company, and legal issues affecting the industry
●	Construct and monitor reliable control systems
●	Maintain appropriate insurance coverage
●	Ensure that the company complies with all legal and regulatory requirements
●	Ensure that record keeping meets the requirements of auditors and government agencies
●	Report risk issues to the audit committee of the board of directors
●	Maintain relations with external auditors and investigate their findings and recommendations

Funding:

●	Monitor cash balances and cash forecasts
●	Arrange for debt and equity financing
●	Invest funds
●	Invest pension funds

Third Parties:

●	Participate in conference calls with the investment community
●	Maintain banking relationships
●	Represent the company with investment bankers and investors

If you have any questions about your duties and responsibilities, please feel free to speak with your hiring manager or human resources.

You will also be responsible for compliance with policies and procedures implemented by the company. Once you begin, you will be provided a copy of our policies and procedures. Since these policies and procedures are subject to change, we recommend you revisit them on a regular basis. Always feel free to speak with your supervisor or human resources if you have any questions.

Compensation

Your initial compensation package includes an annual salary of $200,000 and an approximate grant of $800,000 of restricted stock units (the “RSUs”), which, subject to continued employment with the Company and the terms of the RSU award letter, will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Based upon the goals and objectives agreed to in the performance development planning process with the Board and CEO, you may be eligible for a bonus. The bonus plan will be based on the formula determined by the Company for that year.

You will also receive medical coverage through our company's employee benefit plan, and parking, and expense reimbursement within guidelines. Your salary and benefits are subject to change. You will be notified of any changes to your compensation or benefits.

I will send you certain documents for your review and signature via DocuSign. If you have any questions regarding the documents, please do not hesitate to ask. You will be required to sign the documents sent to you prior to your commencement of employment.

We look forward to your arrival at our company and the contributions we hope you will make to our growth. Please let me know if you have any questions or if I can do anything to make your arrival easier.

Sincerely,

Jessica Billingsley

CEO

Accepted by:
/s/ John Fowle

John Fowle